                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant                            [X]
Filed by a Party other than the Registrant         [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           HMT TECHNOLOGY CORPORATION
     ----------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

     ----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

[X]  No fee required.
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[ ]  Fee paid previously with preliminary materials.

[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule
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     previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                                      LOGO
                           HMT TECHNOLOGY CORPORATION
                                1055 PAGE AVENUE
                               FREMONT, CA 94538
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 28, 1999

TO THE STOCKHOLDERS OF HMT TECHNOLOGY CORPORATION:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of HMT TECHNOLOGY CORPORATION, a Delaware corporation (the "Company"), will be held on Wednesday, July 28, 1999 at 10:00 a.m., local time, at the Company's executive offices at 47700 Kato Road, Fremont, California 94538 for the following purposes:

     1. To elect directors to serve for the ensuing year and until their successors are elected.

     2. To approve the Company's Employee Stock Purchase Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 1,500,000 shares.

     3. To ratify the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for its fiscal year ending March 31, 2000.

     4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on June 16, 1999, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors
                                          LOGO

                                          Peter S. Norris
                                          Vice President, Finance, Chief
                                          Financial
                                          Officer, Treasurer and Assistant
                                          Secretary
Fremont, California
June 23, 1999

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                           HMT TECHNOLOGY CORPORATION

                                1055 PAGE AVENUE
                               FREMONT, CA 94538
                            ------------------------
                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                 JULY 28, 1999

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of HMT Technology Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Wednesday, July 28, 1999, at 10:00 a.m., local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's executive offices at 47700 Kato Road, Fremont, California. The Company intends to mail this proxy statement and accompanying proxy card on or about June 28, 1999 to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of the Company's common stock (the "Common Stock") beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company or, at the Company's request, CIC Express Service, Inc. ("CIC"). No additional compensation will be paid to directors, officers or other regular employees for such services, but CIC will be paid its customary fee, estimated to be about $30,000, if it renders solicitation services.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of Common Stock at the close of business on June 16, 1999 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on June 16, 1999, the Company had outstanding and entitled to vote 45,032,634 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 1055 Page Avenue, Fremont, California 94538, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

     The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2000 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is February 23, 2000. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so not later than May 29, 2000 and not earlier than April 29, 2000. Stockholders are also advised to review the Company's By-laws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     There are currently six Board positions authorized by resolution of the Board in accordance with the Company's By-laws. Walter G. Kortschak is not standing for re-election as a director of the Company. By resolution of the Board in accordance with the Company's By-laws, the Board was reduced to five Board positions effective upon the Annual Meeting. There are five nominees for the five Board positions. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company, who was previously elected by the stockholders.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the five nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

NOMINEES FOR ELECTION FOR A ONE-YEAR TERM EXPIRING AT THE 2000 ANNUAL MEETING

     The names of the nominees and certain information about them are set forth below:

        NAME           AGE                POSITION HELD WITH THE COMPANY
        ----           ---                ------------------------------
Ronald L. Schauer....  55    President, Chief Executive Officer and Chairman of the
                             Board
Donald P. Beadle.....  63    Director
Bruce C. Edwards.....  45    Director
Richard S. Love......  61    Director
Harry G. Van           52    Director
  Wickle.............

     Ronald L. Schauer joined the Company as President and Chief Executive Officer and a member of the Board of Directors in February 1994. From June 1993 to February 1994, he was the owner, President and Chief Executive Officer of PAWS, Inc., a plastics manufacturing company. From June 1991 to June 1993, he was President and Chief Operating Officer of Magnetic Data, Inc., a contract manufacturer of disk drives and computers. From June 1983 to May 1991, he was Corporate Vice President and General Manager of the Memory Products Division of Stolle Corporation, a wholly owned subsidiary of Alcoa, a diversified aluminum manufacturing company. From 1972 to May 1983, Mr. Schauer held various technical and general management positions in the Data Recording Products Divisions at 3M Company, a diversified manufacturing company. Mr. Schauer holds a B.S. in Electrical Engineering from South Dakota State University.

     Donald P. Beadle joined the Company's Board of Directors in May 1998. Mr. Beadle spent 34 years at National Semiconductor Corp., a semiconductor manufacturing company ("NSC"), to his retirement in 1994. Since that time, he has been a consultant to various companies, including having spent three months as the acting Vice President, Sales, Marketing and Sales Support for Interwave Communications, a wireless communications device manufacturer. From 1991 to 1994, Mr. Beadle was the Senior Vice President/ Managing Director, Far East, of NSC, reporting to the Chief Executive Officer of NSC. Mr. Beadle's previous positions with NSC included Senior Vice President, Worldwide Sales and Marketing of NSC and Managing Director, Europe.

     Bruce C. Edwards joined the Company's Board of Directors in January 1996. Since February 1996, he has been President, Chief Executive Officer and a director of Powerwave Technologies, Inc., a manufacturer of power amplifiers for wireless telecommunications applications. Mr. Edwards was employed by AST Research, Inc., a computer company, as Senior Vice President and Chief Financial Officer from 1988 until July 1994 and as Executive Vice President, Chief Financial Officer and a director from July 1994 to December 1995. Mr. Edwards is also a director of Diamond Multimedia Systems, Inc.

     Richard S. Love joined the Company's Board of Directors in May 1998. Mr. Love retired from Hewlett-Packard Company, a computer engineering company, in March 1997 after 35 years. Mr. Love was most recently Vice President and General Manager of the Computer Order Fulfillment and Manufacturing Group responsible for worldwide manufacturing and distribution of networked computer systems and workstations.

     Harry G. Van Wickle joined the Company's Board of Directors in May 1998. Since December 1997, Mr. Van Wickle has been President and Chief Executive Officer of Intarsia Corporation, an integrated electronic component design and manufacturing company ("Intarsia"). Mr. Van Wickle is a twenty-six year veteran in semiconductor and disk drive manufacturing. From 1974 to 1992, Mr. Van Wickle held top management positions at Texas Instruments, Fairchild Semiconductor, AT&T and Micropolis Corporation. From 1992 and prior to joining Intarsia, he has been a Vice President in Operations at Dastek, a subsidiary of Komag, Vice President of Manufacturing at Cypress Semiconductor and President of Alphatec Electronics Corporation.

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended March 31, 1999, the Board of Directors (the "Board") held six meetings. The Board has an Audit Committee and a Compensation Committee.

     The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of two non-employee directors: Messrs. Edwards and Kortschak. It met twice during such fiscal year.

     The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. In connection with the award of stock options to employees and consultants, the Committee has delegated limited authority to the Company's Chief Executive Officer for making such awards. The Compensation Committee is currently composed of three non-employee directors: Messrs. Beadle, Love and Van Wickle. The Compensation Committee met twice during the last fiscal year.

     During the fiscal year ended March 31, 1999, each current director attended 75% or more of the aggregate of the requisite meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

                                   PROPOSAL 2

             APPROVAL OF AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN

     The Company's Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board in January 1996 and approved by the stockholders in February 1996. As of March 31, 1999, there were 1,500,000 shares of Common Stock reserved for issuance under the Purchase Plan.

     As of May 31, 1999, an aggregate of 1,379,696 shares of Common Stock had been issued under the Purchase Plan, and only 120,304 shares of Common Stock remained available for the grant of future rights under the Purchase Plan. During the last fiscal year, all employees as a group (excluding current executive officers) purchased 371,103 shares of Common Stock under the Purchase Plan at the weighted average price per share of $8.977. No executive officers participated in the Purchase Plan.

     In April 1999, the Board approved an amendment to the Purchase Plan, subject to stockholder approval, to increase the number of shares by 1,500,000 shares authorized for issuance under the Purchase Plan from 1,500,000 shares to 3,000,000 shares. This amendment is intended to afford the Company the opportunity to provide employees with stock incentives and to ensure that the Company can continue to provide such incentives at levels determined appropriate by the Board.

     Stockholders are requested in this Proposal 2 to approve the Purchase Plan, as amended. If the stockholders fail to approve this Proposal 2, the Company may experience difficulty in attracting and retaining employees and in motivating them to exert their best efforts for the success of the Company. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Purchase Plan, as amended. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

     The essential features of the Purchase Plan, as amended, are outlined below:

PURPOSE

     The purpose of the Purchase Plan is to provide a means by which employees of the Company (and employees of any parent or subsidiary of the Company designated by the Board to participate in the Purchase Plan) may be given an opportunity to purchase Common Stock of the Company through payroll deductions, to assist the Company in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company. Approximately 1,800 of the Company's approximately 1,900 employees are eligible to participate in the Purchase Plan.

     The rights to purchase Common Stock granted under the Purchase Plan are intended to qualify as options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code").

ADMINISTRATION

     The Board administers the Purchase Plan and has the final power to construe and interpret both the Purchase Plan and the rights granted under it. The Board has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase Common Stock of the Company will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any parent or subsidiary of the Company will be eligible to participate in the Purchase Plan.

     The Board has the power to delegate administration of the Purchase Plan to a committee composed of not fewer than two members of the Board. As used herein with respect to the Purchase Plan, the "Board" refers to any committee the Board appoints as well as to the Board itself.

OFFERINGS

     The Purchase Plan is implemented by offerings of rights to all eligible employees from time to time by the Board. Under the Purchase Plan an offering may run as long as twenty-seven months. Offerings currently adopted under the Purchase Plan run for approximately twenty-four months and are divided into four shorter "purchase periods" approximately six months long. A new offering commences under the Purchase Plan on each May 1 and November 1.

ELIGIBILITY

     Any person who is customarily employed at least 20 hours per week and five months per calendar year by the Company (or by any parent or subsidiary of the Company designated by the Board) on the first day of an offering is eligible to participate in that offering, provided such employee has been continuously employed by the Company or the designated affiliate for at least such continuous period preceding the first day of the offering period as the Board may require, but in no event shall the required period of continuous employment be greater than two years. Current offerings under the Purchase Plan impose a ten-day employment requirement. The Board may provide in any offering that certain officers of the Company who are "highly compensated" as defined in the Code are not eligible to participate in the offering.

     However, no employee is eligible to participate in the Purchase Plan if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company (including any stock which such employee may purchase under all outstanding rights and options). Also, in any calendar year no employee may purchase more than $25,000 worth of Common Stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of the Company and its affiliates multiplied by the number of calendar years in which the right, or rights, had been outstanding.

PARTICIPATION IN THE PLAN

     Eligible employees enroll in the Purchase Plan by delivering to the Company, prior to the date selected by the Board as the offering date for the offering, an agreement authorizing payroll deductions of up to 15% of such employees' base total compensation during the purchase period.

PURCHASE PRICE

     The purchase price per share at which shares of Common Stock are sold in an offering under the Purchase Plan is the lower of (i) 85% of the fair market value of a share of Common Stock on first day of the offering or (ii) 85% of the fair market value of a share of Common Stock on the specified purchase date.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

     The purchase price of the shares is accumulated by payroll deductions over the offering. At any time during the offering, a participant may reduce or terminate his or her payroll deductions as the Board provides in the offering. A participant may not increase or begin such payroll deductions after the beginning of any purchase period, except as the Board provides, in an offering (such as the case of an employee who first becomes eligible to participate as of a date specified during an offering). All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with the general funds of the Company. A participant may make additional payments into such account, only as specifically provided for an offering and only if the participant has not had the maximum amount withheld during such offering period.

PURCHASE OF STOCK

     By executing an agreement to participate in the Purchase Plan, the employee is entitled to purchase shares under the Purchase Plan. In connection with offerings made under the Purchase Plan, the Board may specify the maximum number of shares of Common Stock an employee may be granted the right to purchase and the maximum aggregate number of shares of Common Stock that may be purchased pursuant to such offering by all participants. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number of shares of Common Stock then available under the Purchase Plan, the Board would make a pro rata allocation of available shares in a uniform and equitable manner. Unless the employee's participation is discontinued (see "Withdrawal" below), his or her right to purchase shares is exercised automatically at the end of each purchase period at the applicable price. Funds not used to purchase shares are returned to the employee unless they are less than the amount then necessary to purchase a whole share, in which case that amount is carried over for the purchase of shares in the next purchase period or offering.

WITHDRAWAL

     While each participant in the Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to the Company a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time up to ten (10) days prior to the end of the applicable offering.

     Upon any withdrawal from an offering by the employee, the Company will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of shares of Common Stock on the employee's behalf during such offering, and such employee's interest in the offering will be automatically terminated. The employee is not entitled to again participate in that offering. However, an employee's withdrawal from an offering will not have any effect upon such employee's eligibility to participate in subsequent offerings under the Purchase Plan.

TERMINATION OF EMPLOYMENT

     Rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of an employee's employment for any reason, and the Company will distribute to such employee all of his or her accumulated payroll deductions, without interest.

RESTRICTIONS ON TRANSFER

     Rights granted under the Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

DURATION, AMENDMENT AND TERMINATION

     The Board may suspend or terminate the Purchase Plan at any time. Unless terminated earlier, the Purchase Plan will terminate at the time that all of the shares subject to the Purchase Plan's share reserve, as increased and/or adjusted from time to time, have been issued under the terms of the Purchase Plan.

     The Board may amend the Purchase Plan at any time. Any amendment of the Purchase Plan must be approved by the stockholders within 12 months of its adoption by the Board if the amendment would (i) increase the number of shares of Common Stock reserved for issuance under the Purchase Plan, (ii) modify the requirements relating to eligibility for participation in the Purchase Plan, or
(iii) modify any other provision of the Purchase Plan, if such approval is required in order to comply with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or to obtain "employee stock purchase plan" treatment under Section 423 of the Code.

     Rights granted before amendment or termination of the Purchase Plan will not be impaired by any amendment or termination of the Purchase Plan without the consent of the employee to whom such rights were granted.

EFFECT OF CERTAIN CORPORATE EVENTS

     In the event of a dissolution, liquidation or specified type of merger, consolidation or similar transaction in which the Company is not the surviving corporation, the Board has discretion to provide that the rights under the Purchase Plan will be assumed or equivalent rights substituted by the surviving entity, or the Board may shorten the offering period and provide for all sums collected by payroll deductions to be applied to purchase stock immediately prior to, or concurrent with, any such event.

STOCK SUBJECT TO PURCHASE PLAN

     Subject to this Proposal, an aggregate of 3,000,000 shares of Common Stock are reserved for issuance under the Purchase Plan. If rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the shares of Common Stock not purchased under such rights again becomes available for issuance under the Purchase Plan.

FEDERAL INCOME TAX INFORMATION

     Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

     A participant will be taxed on amounts withheld for the purchase of shares of Common Stock as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares.

     If the stock is disposed of at least two years after the beginning of the offering period and at least one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (ii) the excess of the fair market value of the stock as of the beginning of the offering period over the exercise price (determined as of the beginning of the offering period) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. Such capital gains currently are generally subject to lower tax rates than ordinary income.

     If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

     There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Purchase Plan. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

                                   PROPOSAL 3

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending March 31, 2000 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company's financial statements since December 1995. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors is not required by the Company's By-laws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of May 31, 1999 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                              BENEFICIAL OWNERSHIP(1)
                                                              ------------------------
                                                              NUMBER OF    PERCENT OF
                      BENEFICIAL OWNER                          SHARES        TOTAL
                      ----------------                        ----------   -----------
State of Wisconsin Investment Board.........................  4,600,000       10.22
  121 East Wilson Street
  Madison, WI 53702
Fidelity Management & Research..............................  3,338,000        7.42
  One Federal Street
  Boston, MA 02109
Crabbe Huson Group, Inc.....................................  3,189,400        7.09
  121 S.W. Morrison, Suite 1400
  Portland, OR 97204
Summit Partners, L.P.(2)....................................  2,733,940        6.08
  499 Hamilton Avenue, Suite 200
  Palo Alto, CA 94301
Walter G. Kortschak(2)......................................  2,733,940        6.08
Donald P. Beadle............................................         --          --
Bruce C. Edwards(3).........................................     46,500           *
Richard S. Love.............................................         --          --
Harry G. Van Wickle.........................................         --          --
Ronald L. Schauer(4)........................................  1,986,000        4.41
Ronald J. Buschur(5)........................................    529,826        1.18
George J. Hall(6)...........................................    329,125           *
Michael A.Russak(7).........................................    419,119           *
Peter S. Norris(8)..........................................    460,769        1.02
All directors and executive officers as a group (10
  persons)(9)...............................................  6,497,529       14.44

---------------
 *  Less than one percent (1%).

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Beneficial ownership also includes shares of stock subject to options and warrants currently exercisable or convertible within 60 days of the date of this table. Applicable percentages are based on 44,998,605 shares outstanding on May 31, 1999, adjusted as required by rules promulgated by the SEC.

(2) Includes (i) 1,258,902 shares beneficially owned by Summit Ventures III, L.P. ("Summit III"), (ii) 1,258,902 shares beneficially owned by Summit Ventures IV, L.P. ("Summit IV"), (iii) 47,137 shares beneficially owned by Summit Investors II, L.P. ("Summit Investors II") and (iv) 168,999 shares beneficially owned by Summit Subordinated Debt Fund, L.P. ("Summit Sub Debt Fund"). Mr. Kortschak, a director of the Company, is a general partner of Summit Partners, L.P., the general partner of Summit III, Summit IV, Summit Investors II and Summit Sub Debt Fund. Mr. Kortschak disclaims beneficial ownership of such shares held by Summit III, Summit IV, Summit Investors II and Summit Sub Debt Fund, except to the extent of his pecuniary interest therein.

(3) Represents 46,500 shares held by Bruce C. Edwards and Susan E. Edwards, as co-trustees of the Bruce C. Edwards and Susan E. Edwards Living Trust under agreement dated June 26, 1991. Includes 9,687 shares that are subject to a right of repurchase in favor of the Company that expires ratably through January 2000.

(4) Represents 1,769,478 shares held by The Schauer Living Trust under agreement dated March 15, 1996 ("Schauer Living Trust"). Mr. Schauer is a co-trustee of the Schauer Living Trust. Also represents 108,261 shares held by the Ronald L. Schauer 1997 Grantor Retained Annuity Trust and 108,261 shares held by the Marlys A. Schauer 1997 Grantor Retained Annuity Trust ("Marlys Schauer Trust"). Marlys A. Schauer, the beneficiary of the Marlys Schauer Trust, is the spouse of Mr. Schauer. Mr. Schauer disclaims beneficial ownership of the shares held in the Marlys Schauer Trust. Includes 297,858 shares that are subject to a right of repurchase in favor of the Company that expires ratably through November 1999 and 52,500 shares Mr. Schauer has the right to acquire pursuant to an option exercisable within 60 days of May 31, 1999.

(5) Represents 401,496 shares held by The Buschur Living Trust under agreement dated March 11, 1996 ("Buschur Living Trust"), 44,945 shares held by the Ronald J. Buschur 1997 Grantor Retained Annuity Trust, 44,945 shares held by The Lisa A. Buschur 1997 Grantor Retained Annuity Trust ("Lisa Buschur Trust"), 19,220 shares held by The Ryan Buschur 1996 Irrevocable Trust under agreement dated February 9, 1996 ("Ryan Buschur Trust") and 19,220 shares held by The Lynsey Buschur 1996 Irrevocable Trust under agreement dated February 6, 1996 ("Lynsey Buschur Trust"). Mr. Buschur is a co-trustee of the Buschur Living Trust. Lisa A. Buschur, the beneficiary of the Lisa Buschur Trust, is the spouse of Mr. Buschur. Ryan Buschur, the beneficiary of the Ryan Buschur Trust, and Lynsey Buschur, the beneficiary of the Lynsey Buschur Trust, are the children of Mr. Buschur. Mr. Buschur disclaims beneficial ownership of the shares held in the Lisa Buschur Trust, the Ryan Buschur Trust and the Lynsey Buschur Trust. Includes 82,150 shares that are subject to a right of repurchase in favor of the Company that expires ratably through November 1999 and 34,000 shares Mr. Buschur has the right to acquire pursuant to an option exercisable within 60 days of May 31, 1999.

(6) Represents 304,625 shares held by The George J. Hall Family Trust ("Hall Family Trust") and 24,500 shares held by The Anne T. Hall Foundation ("Hall Foundation"). Mr. Hall is a co-trustee of the Hall Family Trust and trustee of the Hall Foundation. Mr. Hall disclaims beneficial ownership of the shares held in the Hall Foundation. Includes 82,150 shares that are subject to a right of repurchase in favor of the Company that expires ratably through November 1999 and 34,000 shares Mr. Hall has the right to acquire pursuant to an option exercisable within 60 days of May 31, 1999.

(7) Represents 419,119 shares held by The Russak Living Trust under agreement dated May 31, 1996 ("Russak Living Trust"). Mr. Russak is co-trustee of the Russak Living Trust. Includes 82,150 shares that are subject to a right of repurchase in favor of the Company that expires ratably through November 1999 and 34,000 shares Mr. Russak has the right to acquire pursuant to an option exercisable within 60 days of May 31, 1999.

(8) Includes 66,443 shares that are subject to a right of repurchase in favor of the Company that expires ratably through November 1999 and 22,501 shares Mr. Norris has the right to acquire pursuant to an option exercisable within 60 days of May 31,1999.

(9) Includes 610,751 shares that are subject to a right of repurchase in favor of the Company that expires ratably through November 1999, 9,687 shares that are subject to a right of repurchase in favor of the Company that expires ratably through January 2000, and 177,001 shares issuable upon the exercise of options within 60 days of May 31, 1999.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended March 31, 1999, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                                   MANAGEMENT

     Set forth below is information regarding current executive officers of the
Company:

                NAME                   AGE                       POSITION
                ----                   ---                       --------
Ronald L. Schauer....................  55    President, Chief Executive Officer and Chairman
                                             of the Board
Ronald J. Buschur....................  35    Vice President, Worldwide Quality and Marketing
George J. Hall.......................  54    Vice President, Operations
Peter S. Norris......................  48    Vice President, Finance, Chief Financial
                                             Officer, Treasurer and Assistant Secretary
Michael A. Russak, Ph.D. ............  52    Vice President, Chief Technical Officer

Biographical information about Mr. Schauer is set forth under Proposal I above.

     Ronald J. Buschur joined the Company as Director of Quality Systems in June 1994, was appointed Vice President, Quality Assurance in February 1995 and promoted to Vice President, Worldwide Quality and Marketing in June 1998. From December 1993 to June 1994, he was a Customer Account Manager at StorMedia, a thin-film disk manufacturer. From July 1993 to December 1993, he was a Supplier Accounts Manager at Maxtor, a disk drive company. From May 1987 to July 1993, he held various managerial positions at Digital Equipment Corporation, a computer manufacturer. Mr. Buschur holds a B.A. in Business Administration and Management from the University of Phoenix and an Associate Degree in Electrical Engineering Technology from ITT Technical Institute.

     George J. Hall joined the Company as Vice President, Operations in February 1995. From December 1990 to February 1995, he was General Manager of the Rigid Media Division of Sequel, Inc., a media drive company. From 1988 to 1989, he was Director of Operations at Seagate Magnetics, a media manufacturer. From 1985 to 1988, he was employed in development of rigid disk media for vertical recording at Censtor Corporation, a thin film media/head company. From 1983 to 1985, he was Vice President of Operations of Domain Technology, a thin film manufacturer, which he co-founded. Prior to 1983, he held various positions relating to the manufacture of rigid disk media at IBM Corporation, a computer company ("IBM"). Mr. Hall holds a B.S. in Industrial Technology from San Jose State University.

     Peter S. Norris joined the Company as Vice President, Finance, Chief Financial Officer and Treasurer in December 1995. From 1975 to December 1995, he held various positions at General Instrument Corporation, an electronics company, most recently as Assistant Treasurer since 1981. Mr. Norris holds a B.A. in Economics from Upsala College.

     Michael A. Russak joined the Company as Vice President, Research and Development in August 1993 and promoted to Chief Technical Officer in 1998. From October 1988 to August 1992, he was a manager at the Research Division of IBM. He then transferred to IBM's Storage Products Division in San Jose, California in 1992. Dr. Russak holds a B.S. in Ceramic Engineering and a Ph.D. in Materials Science from Rutgers University.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

     Non-employee directors are paid an $10,000 annual retainer fee, $1,500 per meeting for attendance at meetings of the Board of Directors and $500 per meeting for attendance at meetings of any committee thereof. In the fiscal year ended March 31, 1999, the total cash compensation paid to non-employee directors was

$65,000. Directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at such meetings in accordance with Company policy.

     Each non-employee director of the Company (other than employees or affiliates of Summit Partners) receives stock options under the 1996 Non-Employee Directors' Stock Option Plan (the "Directors' Plan") as compensation for services of the Board of Directors. Option grants under the Directors' Plan are automatic and non-discretionary. The Directors' Plan provides for the grant of an option to purchase 10,000 shares of Common Stock to each person who is first elected as a non-employee director after the plan's adoption date. Each director who continues to serve as a non-employee director is granted an additional option to purchase 2,000 shares of Common Stock on the anniversary of the date of his or her initial grant or annually commencing with the fourth anniversary of the plan's adoption date. During the last fiscal year, 30,000 options to purchase shares of the Company's Common Stock were granted under the Directors' Plan. As of March 31, 1999, no options had been exercised under the Directors' Plan.

     The 1996 Equity Incentive Plan (the "Incentive Plan") provides for grants of incentive stock options to employees (including officers and employee directors) and nonstatutory stock options, restricted stock purchase awards, stock bonuses and stock appreciation rights to employees (including officers and employee directors). The Incentive Plan is administered by the Compensation Committee, which determines recipients and types of awards to be granted, including the exercise price, number of shares subject to the award and the exercisability thereof. Restricted stock purchase awards granted under the Incentive Plan may be granted pursuant to a repurchase option in favor of the Company in accordance with a service vesting schedule determined by the Board. During the last completed fiscal year, 1,304 employees and consultants received options to purchase 1,188,650 shares of the Company's Common Stock. As of March 31, 1999, 37,500 options had been exercised under the Incentive Plan.

COMPENSATION OF EXECUTIVE OFFICERS

     BONUS PLAN. The Company has a discretionary bonus program for certain designated key employees of the Company, including all executive officers, pursuant to which such employees are paid cash bonuses based upon the attainment of certain specified corporate goals for the year established by the Board of Directors. The amount of the cash bonus to which each such employee is entitled is determined by the Board.

     PROFIT SHARING PLAN. In May 1996, the Board of Directors approved an incentive-based profit sharing plan for employees of the Company, including all executive officers. Under this Plan, employees are paid cash bonuses on a quarterly basis based upon the attainment of certain specified corporate goals determined by the Board of Directors.

     In addition to cash compensation, the Company's executive officers are eligible to receive stock options under the Employee Stock Purchase Plan and the Incentive Plan. For a description of the Incentive Plan, see above. For a description of the Purchase Plan, see Proposal 2, above.

     The following table shows for the fiscal years ended March 31, 1999, 1998 and 1997, certain compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other four most highly compensated executive officers (the "Named Executive Officers") at March 31, 1999:

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                            ANNUAL COMPENSATION                     COMPENSATION
                             --------------------------------------------------   AWARDS/SECURITIES
                             FISCAL                             OTHER ANNUAL         UNDERLYING           ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR    SALARY($)   BONUS($)   COMPENSATION($)(1)      OPTIONS(#)       COMPENSATION($)(2)
---------------------------  ------   ---------   --------   ------------------   -----------------   ------------------
Mr. Ronald L. Schauer....     1999     352,603     34,092              --                --                 5,242
  President and Chief         1998     291,060    132,714              --                --                 3,701
  Executive Officer           1997     271,635    105,165           1,535                --                 2,344
Mr. George J. Hall.......     1999     229,825     22,279              --                --                 3,242
  Vice President,             1998     191,285     86,710              --                --                 2,440
  Operations                  1997     179,286     69,411              --                --                 2,313
Dr. Michael A. Russak....     1999     238,213     23,562              --                --                 3,535
  Vice President, Research    1998     205,037     91,809           1,685                --                 2,732
  and Development             1997     190,861     59,164          12,704                --                 2,951
Mr. Peter S. Norris......     1999     207,996     18,936              --                --                 3,318
  Vice President and Chief    1998     161,835     73,589           2,631                --                 2,331
  Financial Officer           1997     152,125     39,989          93,467                --                 2,835
Mr. Ronald J. Buschur....     1999     218,066     18,702              --                --                 3,385
  Vice President,             1998     159,103     70,917              --                --                 2,360
  Worldwide Quality &         1997     142,940     38,896              --                --                 2,460
  Marketing

---------------
(1) Consists of relocation payments.

(2) Includes with respect to 1999 (i) $410 paid by the Company in life insurance premiums for each of Mr. Schauer, Mr. Hall, Dr. Russak, Mr. Norris and Mr. Buschur; (ii) $2,914, $2,808, $2,975, $3,125 and $2,975 in 401(k) employer matching contributions for Mr. Schauer, Mr. Hall, Mr. Buschur, Dr. Russak and Mr. Norris respectively; and (iii) $1,917 for car allowance for Mr. Schuaer. Includes with respect to 1998 (i) $102 paid by the Company in life insurance premiums for each of Messrs. Schauer, Hall and Norris and Dr. Russak; (ii) $2,279, $2,338, $2,630 and $2,229 in 401(k) employer matching contributions for Mr. Schauer, Mr. Hall, Dr. Russak and Mr. Norris, respectively; and (iii) $1,320 for car allowance for Mr. Schauer. Includes with respect to 1997 (i) $252 paid by the Company in life insurance premiums for each of Messrs. Schauer, Hall and Norris and Dr. Russak; and (ii) $2,092, $2,061, $2,699 and $2,583 in 401(k) employer matching contributions for Mr. Schauer, Mr. Hall, Dr. Russak and Mr. Norris, respectively.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth each grant of stock options made during the fiscal year ended March 31, 1999 to each of the Named Executive Officers:

                                                 INDIVIDUAL GRANTS
                             ----------------------------------------------------------
                             NUMBER OF                                                     POTENTIAL REALIZABLE VALUE
                             SECURITIES     % OF TOTAL                                      AT ASSUMED ANNUAL RATES
                             UNDERLYING   OPTIONS GRANTED                                 OF STOCK PRICE APPRECIATION
                              OPTIONS     TO EMPLOYEES IN                                      FOR OPTION TERM(4)
                              GRANTED       FISCAL YEAR     EXERCISE PRICE   EXPIRATION   ----------------------------
NAME AND PRINCIPAL POSITION    (#)(1)       YEAR (%)(2)       ($/SH)(3)         DATE         5%($)          10%($)
---------------------------  ----------   ---------------   --------------   ----------   -----------    -------------
Ronald L. Schauer.........    100,000          8.41             7.469         8/27/08      $469,721       $1,190,366
George J. Hall............     60,000          5.05             7.469         8/27/08      $281,833       $  714,220
Michael A. Russak.........     60,000          5.05             7.469         8/27/08      $281,833       $  714,220
Peter S. Norris...........     50,000          4.21             7.469         8/27/08      $234,861       $  595,183
Ronald J. Buschur.........     60,000          5.05             7.469         8/27/08      $281,833       $  714,220

---------------
 *  Less than 1%.

(1) Generally 20% of the options became exercisable immediately upon grant and the remaining 80% will vest semi-annually for the next 24 months. The term of each option granted is generally the earlier of (i) ten years or (ii) 30 days after termination of the employment of the holder.

(2) Based on an aggregate of 1,188,650 options granted to employees, consultants and directors, including the Named Executive Officers, of the Company during the fiscal year ended March 31, 1999.

(3) The exercise price per share of each option was equal to the fair market value of the Common Stock on the date of grant.

(4) The potential realizable value is calculated based on the term of the option at its time of grant. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. All calculations are based on rounding the number of years remaining on the term of the option to the nearest whole number. No gain to the option holder is possible unless the stock price increases over the option term. The 5% and 10% assumed rates of appreciation are derived from the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

     This table discloses the aggregate dollar value realized upon exercise of stock options in the last fiscal year by the Named Executive Officers. For each Named Executive Officer, the table also includes the total number of unexercised options and the aggregate dollar value of in-the-money unexercised options held at the end of the last completed fiscal year, separately identifying the exercisable and unexercisable options.

                                                             NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED         VALUE OF IN-THE-MONEY
                                                                    OPTIONS                    OPTIONS AS OF
                                   SHARES                    AS OF MARCH 31, 1999            MARCH 31, 1999(1)
                                 ACQUIRED ON    VALUE     ---------------------------   ---------------------------
                                  EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             NAME                    (#)         ($)          (#)            (#)            ($)            ($)
             ----                -----------   --------   -----------   -------------   -----------   -------------
Ronald L. Schauer..............       0           0         40,000         60,000           --             --
George J. Hall.................       0           0         24,000         36,000           --             --
Michael A. Russak..............       0           0         24,000         36,000           --             --
Peter S. Norris................       0           0         12,501         37,499           --             --
Ronald J. Buschur..............       0           0         24,000         36,000           --             --

---------------
(1) Based on the fair market value of $3.50 per share at March 31, 1999, the named Executive Officers had no unexercised in-the-money options.

                      EMPLOYMENT AND SEVERANCE AGREEMENTS

     SEVERANCE PLAN. In January 1996, the Company adopted an Executive Severance Plan (the "Severance Plan") providing for certain benefits to executive officers of the Company in the event an executive's employment is involuntary terminated without cause (generally meaning without any misconduct on the executive's part) or that the executive voluntarily terminates employment with good reason (generally meaning that the executive's responsibilities, title or compensation was materially reduced). Upon the occurrence of such an event, the Severance Plan provides for salary continuation for a period no greater than one year. In addition, the Severance Plan provides for continued health benefits coverage to the extent permitted by the Consolidated Omnibus Budget Reconciliation Act of 1985 and the Company's group health policies.

  REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE
                                COMPENSATION(1)

     The Compensation Committee is currently composed of three non-employee directors: Messrs. Beadle, Love and Van Wickle. The Committee is responsible for establishing the Company's compensation programs for all employees, including executives. For executive officers, the Committee evaluates performance and determines compensation policies and levels.

COMPENSATION PHILOSOPHY

     The goals of the compensation program are to align compensation with business objectives and performance and to enable the Company to attract and retain the highest quality executive officers and other key employees, reward them for the Company's progress and motivate them to enhance long-term stockholder value. Key elements of this philosophy are as follows:

     - The Company pays competitively with comparable technology companies, both inside and outside its industry, with which the Company competes for talent. To ensure that compensation is competitive,

---------------
     (1) The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

         the Company compares its practices with data storage companies and sets its parameters based on this comparison.

     - The Company maintains short- to long-term incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

     - The Company provides significant equity-based incentives for executives and other key employees to ensure that they are motivated over the long-term to respond to the Company's business challenges and opportunities as owners and not just as employees.

     BASE SALARY. The Committee annually reviews each executive officer's base salary. When reviewing base salaries, the Committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices. Base salaries for executive officers were increased by 28% to 55% for fiscal 1999 compared to fiscal 1998. The increases were due to fiscal 1998 financial performance and the need to remain within the range of competitive salaries for comparable companies.

     NEAR-TERM INCENTIVES. In May 1996, the Company adopted the HMT Employee Quarterly Profit Sharing Plan (the "Profit Sharing Plan"), an incentive award plan for certain designated key employees of the Company, including all executive officers. The actual incentive award earned depends on the achievement of specified financial goals of the Company and individual performance objectives. The Committee and the full Board of Directors review and approve the annual performance objectives for the Company. The Company objectives consist of operating, strategic and financial goals that are considered to be critical to the Company's fundamental long-term goal of building stockholder value.

     The Company has also adopted a Key Employee Quarterly Bonus Plan (the "Quarterly Bonus Plan") for employees of the Company, including all executive officers. Cash bonuses are paid on a quarterly basis based upon achievement of certain specified corporate goals. The Board of Directors determines the percentage of salary to be paid on an individual basis.

     Amounts reflected as "bonuses" in the "Summary Compensation Table" above, were paid based on the criteria set forth in the Profit Sharing Plan and the Quarterly Bonus Plan.

     LONG-TERM INCENTIVES. The Company's long-term incentive program consists of the 1995 Management Stock Option Plan ("Management Plan"), the 1995 Stock Option Plan ("Stock Plan"), the Incentive Plan and the Purchase Plan. As of March 31, 1999, 8,399,000 shares have been awarded to certain key officers of the Company under the Management Plan, and 3,945,150 shares have been granted under the Stock Plan. The Management Plan utilizes a combination of vesting plans designed to enhance the long-term goals of the Company. A portion of the options have a performance-based vesting provision which allows the acceleration of vesting based upon the attainment of a number of performance milestones. The remainder of the options have a time-based vesting provision which encourages employees to remain with the Company. The Stock Plan options vest on a monthly basis which the Company believes provides a strong incentive for employees to remain with the Company.

     Through option grants, executives and employees receive significant equity incentives to build long-term stockholder value. Grants are made at 100% of fair market value on the date of grant. Executives receive value from these grants only if the Company's Common Stock appreciates over the long-term. The size of prior option grants was initially determined at the discretion of the Board of Directors, which adopted the Management Plan and Stock Plan in connection with the Leveraged Recapitalization of the Company on November 30, 1995. The Board awarded grants in order to provide significant links between executive compensation and stockholder interests. Such grants were intended to provide incentive to successfully complete the Company's initial public offering, to successfully achieve certain specified revenue and profitability targets and to maximize stockholder value over the next several years.

     The Board has elected not to grant any further options under either the Management Plan or Stock Plan. Future grants will be made under the Incentive Plan. Employees will also be allowed to participate in the Purchase Plan.

CORPORATE PERFORMANCE AND CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Schauer's base salary during fiscal 1999 as President and Chief Executive Officer was $352,603. His bonus for the fiscal year was $34,902. Mr. Schauer's fiscal 1999 base salary was based on compensation data for chief executives of comparable companies and Mr. Schauer's performance in fiscal 1996, 1997, and 1998. Accordingly, Mr. Schauer received an increase in base salary of $61,543 for fiscal 1999 over the prior year. Mr. Schauer's fiscal 1999 cash bonus of $34,902 was paid pursuant to the Profit Sharing Plan and the Quarterly Bonus Plan. In fiscal 1999, Mr. Schauer received an additional stock option grant for 100,000 shares of Common Stock.

LIMITATION ON DEDUCTION OF COMPENSATION PAID TO CERTAIN EXECUTIVE OFFICERS

     Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

     The statute containing this law and the applicable proposed Treasury regulations offer a number of transitional exceptions to this deduction limit for pre-existing compensation plans, arrangements and binding contracts. As a result, the Compensation Committee believes that at the present time it is quite unlikely that the compensation paid to any Named Executive Officer in a taxable year which is subject to the deduction limit will exceed $1 million. Therefore, the Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to its Named Executive Officers shall be designed to qualify as "performance-based compensation."

CONCLUSION

     Through the plans described above, a significant portion of the Company's executive compensation program, including Mr. Schauer's compensation, is contingent on Company performance, and realization of benefits is closely linked to increases in long-term stockholder value. The Company remains committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of the Company's business may result in highly variable compensation for a particular time period.

     From the members of the Compensation Committee of HMT Technology
Corporation.

                                          Donald P. Beadle
                                          Richard S. Love
                                          Harry G. Van Wickle

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is currently composed of three non-employee directors. No member of the Compensation Committee is an officer or employee of the Company.

                     PERFORMANCE MEASUREMENT COMPARISON(1)

     The following graph shows the total stockholder return of an investment of $100 in cash on March 13, 1996 for (i) the Company's Common Stock, (ii) the Nasdaq Composite and (iii) the Nasdaq Computer Manufacturers Index. All values assume reinvestment of the full amount of all dividends and are calculated as of March 31 of each year:

                COMPARISON OF 36 MONTH CUMULATIVE TOTAL RETURN*
     AMONG HMT TECHNOLOGY CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
                   AND THE NASDAQ COMPUTER MANUFACTURER INDEX
                                      LOGO
---------------
(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2) $100 invested on 03/13/96 in stock or index, including reinvestment of dividends. Fiscal years ended March 31.

                              CERTAIN TRANSACTIONS

INDEMNIFICATION AGREEMENTS

     The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's Bylaws.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors
                                          LOGO

                                          Peter S. Norris
                                          Vice President, Finance, Chief
                                          Financial Officer,
                                          Treasurer and Assistant Secretary

June 23, 1999

                           HMT TECHNOLOGY CORPORATION

                          EMPLOYEE STOCK PURCHASE PLAN

                    ADOPTED BY THE BOARD ON JANUARY 23, 1996

                  APPROVED BY STOCKHOLDERS ON FEBRUARY 9, 1996

                    AMENDED BY THE BOARD ON JANUARY 14, 1998

                   APPROVED BY STOCKHOLDERS ON APRIL 22, 1998

                     AMENDED BY THE BOARD ON April 16, 1999



1.      PURPOSE.

        (a) The purpose of the Employee Stock Purchase Plan (the "Plan") is to provide a means by which employees of HMT Technology Corporation (the "Company"), and its Affiliates, as defined in subparagraph 1(b), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase stock of the Company.

        (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

        (c) The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

        (d) The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

2.      ADMINISTRATION.

        (a) The Plan shall be administered by the Board of Directors (the "Board") of the Company unless and until the Board delegates administration to a Committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

        (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

               (i) To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

               (ii) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

               (iii) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

               (iv) To amend the Plan as provided in paragraph 13.

               (v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an "employee stock purchase plan" within the meaning of Section 423 of the Code.

        (c) The Board may delegate administration of the Plan to a Committee composed of not fewer than two (2) members of the Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3.      SHARES SUBJECT TO THE PLAN.

        (a) Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate three million (3,000,000) shares of the Company's common stock (the "Common Stock"). If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.

        (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.      GRANT OF RIGHTS; OFFERING.

        (a) The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an "Offering") on a date or dates (the "Offering Date(s)") selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all employees granted rights to purchase stock under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the memorandum documenting the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in paragraphs 5 through 8, inclusive.

        (b) If an employee has more than one right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (1) each agreement or notice delivered by that employee will be deemed to apply to all of his or her rights under the Plan, and (2) a right with a lower exercise price (or an earlier-granted right, if two rights have identical exercise prices), will be exercised to the fullest possible extent before a right with a higher exercise price (or a later-granted right, if two rights have identical exercise prices) will be exercised.

5.      ELIGIBILITY.

        (a) Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee's customary employment with the Company or such Affiliate is for at least twenty (20) hours per week and at least five (5) months per calendar year.

        (b) The Board or the Committee may provide that, each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

               (i) the date on which such right is granted shall be the "Offering Date" of such right for all purposes, including determination of the exercise price of such right;

               (ii) the period of the Offering with respect to such right shall begin on its Offering Date and end coincident with the end of such Offering; and

               (iii) the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Offering, he or she will not receive any right under that Offering.

        (c) No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

        (d) An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under "employee stock purchase plans" of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee's rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

        (e) Officers of the Company and any designated Affiliate shall be eligible to participate in Offerings under the Plan, provided, however, that the Board may provide in an Offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

6.      RIGHTS; PURCHASE PRICE.

        (a) On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase up to the number of shares of Common Stock of the Company purchasable with a percentage designated by the Board or the Committee not exceeding fifteen (15%) of such employee's Earnings (as defined in subparagraph 7(a)) during the period which begins on the Offering Date (or such later date as the Board or the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering. The Board or the Committee shall establish one or more dates during an Offering (the "Purchase Date(s)") on which rights granted under the Plan shall be exercised and purchases of Common Stock carried out in accordance with such Offering.

        (b) In connection with each Offering made under the Plan, the Board or the Committee may specify a maximum number of shares which may be purchased by any employee as well as a maximum aggregate number of shares which may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with each Offering which contains more than one Purchase Date, the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Purchase Date under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the

Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

        (c) The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

               (i) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Offering Date; or

               (ii) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Purchase Date.

7.      PARTICIPATION; WITHDRAWAL; TERMINATION.

        (a) An eligible employee may become a participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board or the Committee of such employee's Earnings during the Offering. "Earnings" is defined as an employee's regular salary or wages (including amounts thereof elected to be deferred by the employee, that would otherwise have been paid, under any arrangement established by the Company intended to comply with Section 401(k), Section 402(e)(3), Section 125, Section 402(h), or Section 403(b) of the Code, and also including any deferrals under a non-qualified deferred compensation plan or arrangement established by the Company), which shall include or exclude bonuses, commissions, overtime pay, incentive pay, profit sharing, other remuneration paid directly to the employee, the cost of employee benefits paid for by the Company or an Affiliate, education or tuition reimbursements, imputed income arising under any group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by the Company or an Affiliate under any employee benefit plan, and similar items of compensation, as determined by the Board or Committee. The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. A participant may reduce (including to zero) or increase such payroll deductions, and an eligible employee may begin such payroll deductions, after the beginning of any Offering only as provided for in the Offering. A participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the participant has not had the maximum amount withheld during the Offering.

        (b) At any time during an Offering, a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Board or the Committee in the Offering. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the

Offering, without interest, and such participant's interest in that Offering shall be automatically terminated. A participant's withdrawal from an Offering will have no effect upon such participant's eligibility to participate in any other Offerings under the Plan but such participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

        (c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating employee's employment with the Company and any designated Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee), under the Offering, without interest.

        (d) Rights granted under the Plan shall not be transferable by a participant otherwise than by will or the laws of descent and distribution, or by beneficiary designation as provided in paragraph 14, and otherwise during his or her lifetime, shall be exercisable only by the person to whom such rights are granted.

8.      EXERCISE.

        (a) On each date specified therefor in the relevant Offering ("Purchase Date"), each participant's accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant's account after the purchase of shares which is less than the amount required to purchase one share of stock on the final Purchase Date of an Offering shall be held in each such participant's account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to the participant after such final Purchase Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant's account after the purchase of shares which is equal to the amount required to purchase whole shares of stock on the final Purchase Date of an Offering shall be distributed in full to the participant after such Purchase Date, without interest.

        (b) No rights granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan (including rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve
(12) months and the Purchase Date shall in no event be more than twenty-seven
(27) months from the Offering Date. If on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.

9.      COVENANTS OF THE COMPANY.

        (a) During the terms of the rights granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such rights.

        (b) The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

10.     USE OF PROCEEDS FROM STOCK.

        Proceeds from the sale of stock pursuant to rights granted under the Plan shall constitute general funds of the Company.

11.     RIGHTS AS A SHAREHOLDER.

        A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until the participant's shareholdings acquired upon exercise of rights under the Plan are recorded in the books of the Company.

12.     ADJUSTMENTS UPON CHANGES IN STOCK.

        (a) If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights. Such adjustments shall be made by the Board or Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

        (b) In the event of: (1) a dissolution or liquidation of the Company;
(2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, then, as determined by the Board in its sole discretion (i) any surviving corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, or (iii) participants' accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants' rights under the ongoing Offering terminated.

13.     AMENDMENT OF THE PLAN.

        (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the shareholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

                (i) Increase the number of shares reserved for rights under the Plan;

                (ii) Modify the provisions as to eligibility for participation in the Plan (to the extent such modification requires shareholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3")); or

                (iii) Modify the Plan in any other way if such modification requires shareholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3.

It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

        (b) Rights and obligations under any rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

14.     DESIGNATION OF BENEFICIARY.

        (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of an Offering but prior to delivery to the participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death during an Offering.

        (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.     TERMINATION OR SUSPENSION OF THE PLAN.

        (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate at the time that all of the shares subject to the Plan's share reserve, as increased and/or adjusted from time to time, have been issued under the terms of the Plan. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

        (b) Rights and obligations under any rights granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

16.     EFFECTIVE DATE OF PLAN.

        The Plan shall become effective upon the adoption of enabling resolutions by the Company's Board of Directors (the "Effective Date"), but no rights granted under the Plan shall be exercised unless and until the Plan has been approved by the shareholders of the Company within 12 months before or after the date the Plan is adopted by the Board or the Committee, which date may be prior to the Effective Date.

                                  DETACH HERE


                                     PROXY

                           HMT TECHNOLOGY CORPORATION

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 28, 1999

     The undersigned hereby appoints Mr. Peter S. Norris and Mr. James C. Kitch, and each of them, as proxies and attorneys-in-fact of the undersigned, with full power of substitution, to vote all of the shares of stock of HMT Technology Corporation which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of HMT Technology Corporation to be held at the Company's executive offices at 47700 Kato Road, Fremont, California 94538 on Wednesday, July 28, 1999 at 10:00 a.m., local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     Unless a contrary direction is indicated, this Proxy will be voted FOR all nominees listed in Proposal 1 and FOR Proposals 2 and 3, as more specifically described in the Proxy Statement. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

SEE REVERSE         CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
   SIDE                                                                 SIDE

                                  DETACH HERE

     Please mark
/X/  votes as in
     this example.

Management recommends a vote FOR the nominees for director and FOR Proposals 2 and 3 listed below.

1. To elect directors to serve for the ensuing year and until their successors are elected.

     Nominees: Ronald L. Schauer, Donald P. Beadle, Bruce C. Edwards, Richard S. Love and Harry G. Van Wickle

               FOR                           WITHHELD
               ALL                           FROM ALL
             NOMINEES   / /            / /   NOMINEES

     / /
        -----------------------------------------------
         For all nominees except as noted above

2. To approve the Company's Employee Stock Purchase Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 1,500,000 shares.

               FOR            AGAINST          ABSTAIN

               / /              / /              / /

3. To ratify the selection of PricewaterhouseCoopers L.L.P. as independent auditors of the Company for the fiscal year ending March 31, 2000.

               FOR            AGAINST          ABSTAIN

               / /              / /              / /

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    / /

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.


Signature:                                        Date:
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Signature:                                        Date:
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